Feihe International, Inc. Announces Redemption Agreement

BEIJING and LOS ANGELES, February 2, 2011 /PRNewswire Asia-FirstCall/ -- Feihe International, Inc. (NYSE: ADY; "Feihe International" or the "Company") (formerly known as American Dairy, Inc.), one of the leading producers and distributors of premium infant formula, milk powder and soybean, rice and walnut products in China, today announced that it has entered into a redemption agreement with Sequoia Capital.  The Company agreed to purchase from Sequoia Capital, and Sequoia Capital agreed to sell to the Company, the 2,625,000 shares that Sequoia Capital acquired from the Company pursuant to its August 2009 financing.  The repurchases are scheduled to occur in four equal installments on March 31, 2011, September 30, 2011, December 31, 2011 and March 31, 2012.

Sequoia Capital originally acquired these shares pursuant to a subscription agreement with the Company entered into in August 2009.  The subscription agreement granted Sequoia Capital a right to have these shares redeemed if the average of closing prices of the Company’s common stock for the fifteen trading days commencing on the third anniversary of the closing date is less than $39.00 per share.

Mr. Leng You Bin, the Company's Chairman and Chief Executive Officer, stated, “We are very pleased to have been able to reach an agreement with Sequoia Capital to repurchase its 2,625,000 shares on an accelerated basis.  This transaction results in a lower overall cost of capital and provides more flexibility for the Company.”

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) (formerly known as American Dairy, Inc.), is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. Feihe International conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Baiquan, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, Feihe International makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe International has over 200 company-owned milk collection stations, two dairy farms, seven production facilities with an aggregate milk powder production capacity of approximately 1,250 tons per day and an extensive distribution network that reaches over 90,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “could,” “would,” and similar expressions. Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

CONTACT
In the U.S.: ir@americandairyinc.com
In China:	May Shen, IR Manager
86-10-8457-4688 x8810
shenchunmei@americandairyinc.com